EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company’s Registration Statement on Form S-3 No. 333-53691 relating to debt securities of Avnet, Inc., Registration Statement on Form S-4 No. 333-86721 relating to common stock of Avnet, Inc. issuable in connection with the proposed merger of Marshall Industries into Avnet, Inc., Registration Statements on Form S-8 No. 333-84671 and No. 033-62583 relating to common stock of Avnet, Inc. issuable under the Avnet Employee Stock Purchase Plan, and Registration Statements on Form S-8 No. 2-84883, No. 2-96800, No. 33-29475, No. 33-43855, No. 033-64765, No. 333-17271, No. 333-45735, No. 333-00129 and No. 333-45267 relating to common stock of Avnet, Inc. issuable under the 1981, 1984, 1988, 1990, 1995, 1996 and 1997 Stock Option Plans, the 1994 Avnet Incentive Stock Program and the Avnet Deferred Compensation Plan, respectively.

/s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona

September 27, 1999

44